                                                                 Exhibit (d)(17)

ING EQUITY TRUST

Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258-2034


                                                 August 20, 2002


      Pursuant to Section 1 of the Investment Management Agreement dated May 9, 2001, as amended, between ING Equity Trust (formerly Pilgrim Equity Trust) and ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Principal Protection Fund V, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund V" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the series, is attached hereto.

      Please signify your acceptance to act as Manager under the Agreement with respect to ING Principal Protection Fund V by signing below.

                                                 Very sincerely,



                                                 Robert S. Naka
                                                 Senior Vice President
                                                 ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By_________________________________
      Michael J. Roland
      Executive Vice President


479138.1.02                     Tel: 480-477-3000               ING Equity Trust
7337 E. Doubletree Ranch Rd.    Fax: 480-477-2700
Scottsdale, AZ 85258-2034       www.ingfunds.com

                          FORM OF AMENDED AND RESTATED
                                   SCHEDULE A

                              WITH RESPECT TO THE

                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST
                        (FORMERLY PILGRIM EQUITY TRUST)

                                      AND

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
             (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)


                       ANNUAL INVESTMENT
SERIES                 MANAGEMENT FEE              APPROVED BY BOARD    REAPPROVAL DATE
------                 --------------              -----------------    ---------------
ING Principal          Offering Phase    0.25%     May 9, 2001          May 9, 2003
Protection Fund        Guarantee Period  0.80%
                       Index Plus
                       LargeCap Period   0.60%

ING Principal          Offering Phase    0.25%     November 2, 2001     September 1, 2003
Protection Fund II     Guarantee Period  0.80%
                       Index Plus
                       LargeCap Period   0.60%

ING Principal          Offering Phase    0.25%     February 26, 2002    September 1, 2003
Protection             Guarantee Period  0.80%
Fund III               Index Plus
                       LargeCap Period   0.60%

ING Principal          Offering Phase    0.25%     May 24, 2002         September 1, 2003
Protection             Guarantee Period  0.80%
Fund IV                Index Plus
                       LargeCap Period   0.60%

ING Principal          Offering Phase    0.25%     August 20, 2002      September 1, 2003
Protection             Guarantee Period  0.80%
Fund V*                Index Plus
                       LargeCap Period   0.60%

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*     This Amended and Restated Schedule A will be effective with respect to the
      Fund upon the effective date of the initial Registration Statement with respect to the Fund.